Exhibit 10.2
***
SECOND AMENDMENT
TO
CONSTRUCTION LOAN AGREEMENT
WELLS FARGO BANK, NATIONAL ASSOCIATION
Mail Code MAC D1053 — 040
301 South College Street, 4th Floor
Charlotte, North Carolina 28202
Attn: Real Estate Group
(Hereinafter referred to as “Lender”)
CAMPUS CREST GROUP, LLC and EACH SPE BORROWER
SET FORTH UNDER SCHEDULE I ATTACHED HERETO
2100 Rexford Road
Suite 414
Charlotte, NC 28211
(Hereinafter referred to individually and collectively as “Borrower”)
TXG, LLC
MXT CAPITAL, LLC
MADEIRA GROUP, LLC
MICHAEL S. HARTNETT
TED W. ROLLINS
CARL H. RICKER, JR.
(Hereinafter and collectively as “Guarantor”)
CAMPUS CREST COMMUNITIES, INC.
2100 Rexford Road
Suite 414
Charlotte, NC 28211
(Hereinafter referred to as “REIT”)
     THIS SECOND AMENDMENT TO CONSTRUCTION LOAN AGREEMENT made this 14th day of September, 2010 {together with any amendments or modifications hereto in effect from time to time, the “Second Amendment”) by, between and among Lender, Borrower and Guarantor and REIT.
RECITALS
A. Lender extended a $47,068,000.00 senior secured non-revolving construction line of credit (the “Construction Loan”) to Borrower under a Construction Loan Agreement dated November 18, 2008 (the “Original Loan Agreement”). The Borrower accepted the Construction Loan in accordance with the terms of the Original Loan Agreement.
B. Schedule II to the Original Loan Agreement set forth the names of each of the three (3) Projects covered by the Original Loan Agreement and the Project Tranche for each of the three (3) Projects.
C. Lender, Borrower and Guarantor modified and amended the Original Loan Agreement by a First Amendment to Construction Loan Agreement (the “First Amendment”) by substituting the Schedule II (Amended) Budgets and Project Tranches attached thereto in lieu of the original Schedule II attached to the Original Loan Agreement so that the Project Tranche for each of the three (3) Projects were modified and amended to be as follows:

Project	Project Tranche
(1) Moscow, ID	$17,268,300.00
(2) San Marcos, TX	$15,131,700.00
(3) San Angelo, TX	$14,668,000.00

$47,068,000.00

D. In the First Amendment, Lender, Borrower and Guarantor also modified and amended the Section of the Original Loan Agreement entitled “Partial Releases of Collateral” to provide that upon payment of a Project Tranche (and termination of any Commitment to make Construction Loan Advances under such Project Tranche and repayment of all Obligations under the L/C Facility related to such Project), upon request of Borrower, Lender will release its liens and security interest in the Property that is the subject of such Project Tranche at Borrower’s expense; provided, however, the unpaid balance of the applicable Project Tranche, if any, plus the amounts advanced under the Construction Loan for the remaining Projects, plus any unfunded commitments under the Construction Loan, must not exceed, in the aggregate, the lesser of (A) seventy percent (70%) of the as-stabilized appraised value of the remaining Projects, including the value of the underlying real estate based upon a then current appraisal of the remaining Projects ordered and approved by Lender, or (B) eighty percent (80%) of the total development costs as shown on the then current or final Construction Budgets of the remaining Projects.
E. Borrower has requested that Lender agree to release the San Marcos, Texas Project (the “San Marcos Project”) from the Construction Loan Agreement and from the lien and operation of the Deed of Trust and Security Agreement dated November 18, 2008, from Campus Crest at San Marcos, LP to TRSTE, Inc., Trustee for Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association and other related security instruments upon (i) payment by Borrower to Lender of the sum of Nineteen Million Seven Hundred Sixteen Thousand Nine Hundred Fifty One and 12/100 Dollars ($19,716,951.12) or such other amount as shall be necessary to reduce the outstanding principal balance of the Construction Loan to Twenty Five Million Seven Hundred Sixty Thousand and 00/100 Dollars ($25,760,000.00), and (ii) Borrower’s agreement to modify and amend the provisions of the Construction Loan Agreement to delete the provision on page 1 under “TERMS OF CONSTRUCTION LOAN; OPTION TO EXTEND” which gives Borrower the option to extend the Maturity Date (as defined therein) for a period of twelve (12) months from May 15, 2011 until May 15, 2012 on certain conditions.
F. Borrower has also requested that Lender (i) consent to the pending initial public offering (the “IPO”) of Campus Crest Communities, Inc., an affiliate of the Borrower (the “REIT”), (ii) acknowledge that the joint venture structure of Campus Crest at Moscow, LLC (the “Moscow Project”) and Campus Crest at San Angelo, LP (the “San Angelo Project”), between Campus Crest Group, LLC and its affiliates and Harrison Street Real Estate Capital and its affiliates can be modified immediately after the IPO so that the Campus Crest Group, LLC affiliate will own and control 49.9% of the Moscow Project and the San Angelo Project and the Harrison Street Real Estate Capital affiliate will own and control 50.1% of the Moscow Project and the San Angelo Project, both on the conditions that (a) the existing Guarantor, and each of them, continue as a Guarantor under the Construction Loan Agreement, as amended, and all related Loan Documents as defined in the Promissory Note, (b) the REIT becomes a Guarantor of the Construction Loan Agreement, as amended, and all related Loan Documents as defined in the Promissory Note dated November 18, 2008, by executing and delivering to Lender an Unconditional Guaranty in form and content acceptable to Lender in Lender’s reasonable discretion, and (c) certain transfer language relating to the REIT be added to the Construction Loan Agreement, as amended, as hereinafter provided.

G. Lender has agreed to modify and amend the Construction Loan Agreement, as amended, to grant the requests of Borrower as set forth in Paragraph E. and F. hereinabove subject to the terms and conditions as hereinafter set forth.
     NOW, THEREFORE, Lender, Borrower, Guarantor and REIT do hereby modify and amend the Construction Loan Agreement, as amended, and covenant and agree as follows:
1. RELEASE OF SAN MARCOS PROJECT. Lender hereby covenants and agrees with Borrower that upon payment to Lender in an amount which reduces the outstanding principal balance under the Construction Loan Agreement to Twenty Five Million Seven Hundred Sixty Thousand and 00/100 Dollars ($25,760,000.00) or less, as well as satisfaction of the other conditions precedent identified in this Second Amendment, Lender shall execute and deliver to Borrower or Borrower’s nominee a release of Lender’s Deed of Trust and Security Agreement and a release of Lender’s Absolute Assignment of Lessor’s Interest in Leases and Rents, each covering the San Marcos Project, in recordable form under the provisions of Texas law for the release of property covered by a security instrument, and terminate any related UCC Financing Statements.
2. DELETION OF OPTION TO EXTEND PROVISION OF CONSTRUCTION LOAN AGREEMENT. Lender, Borrower and Guarantor hereby agree that, upon the completion of the pending IPO by the REIT, the option to extend provision found in the Construction Loan Agreement, as amended, in the section titled “TERM OF CONSTRUCTION LOAN; OPTION TO EXTEND” beginning with the phrase “Provided, however, Borrower shall have the option to extend the Maturity Date....” on page 1 of the Construction Loan Agreement and continuing to the top of page 2 shall be deleted in its entirety without the requirement of any further documentation.
3. THE IPO BY THE REIT. Lender hereby consents to the IPO by the REIT on the terms and conditions which Borrower has disclosed and represented to Lender. By consenting to the IPO by the REIT, Lender is not making any representation or warranty to any party with respect to the IPO by the REIT and is not endorsing or recommending the IPO by the REIT to any person or entity. The Borrower and REIT shall indemnify the Lender and its directors, officers, employees, agents or advisors (each, an “Indemnitee”) against, and hold the Indemnitees harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (“Claims and Expenses”), which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of the IPO or other agreement or instrument contemplated in connection with the IPO or any actual or threatened claim, litigation, investigation or proceeding relating to the IPO, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or REIT and regardless of whether any Indemnitee is a party thereto; provided, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
4. THE RESTRUCTURING WITH HARRISON STREET. Lender hereby acknowledges the restructuring of the equity ownership Interests in Campus Crest at Moscow, LLC and Campus Crest at San Angelo, LP upon the completion of the pending IPO by the REIT to permit the Harrison Street Real Estate Capital affiliate to own and control 50.1% of the Moscow Project and the San Angelo Project and to permit the Campus Crest Group, LLC affiliate to own and control 49.9% of the Moscow Project and the San Angelo Project.
5. CONTINUING OBLIGATION OF GUARANTOR AND ADDITION OF REIT AS GUARANTOR. By executing and delivering this Second Amendment, each Guarantor hereby reaffirms his or its obligations and liabilities to Lender under his or its respective Unconditional Guaranty dated November 18, 2008, executed in favor of Lender. In consideration of the agreements of Lender as set forth in this Second Amendment, REIT hereby agrees to execute and deliver its Unconditional Guaranty of all obligations and liabilities under the Construction Loan Agreement and all related Loan Documents to Lender, in form and content acceptable to Lender in Lender’s reasonable discretion, contemporaneously with the release of the San Marcos Project. Borrower and REIT acknowledge and agree that but for the agreement of REIT to execute and deliver its Unconditional Guaranty to Lender, Lender would not have entered into and executed this Second Amendment.
6. REIT TRANSFER PROVISIONS. Notwithstanding any provision in any Loan Document to the contrary, the following transfers shall constitute permitted transfers (subject only to any conditions set forth below), shall not require Lender’s consent and shall not be subject to any conditions on transfers elsewhere in the Loan Documents:
          i. a sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbrance, whether voluntary or involuntary (each, a “REIT Share Transfer”), of any shares (the “REIT Shares”) of stock in REIT, so long as (A) at the time of the REIT Share Transfer, the REIT Shares are listed on the New York Stock Exchange or any other nationally recognized stock exchange (any such stock exchange, a “Recognized Stock Exchange”), and (B) the REIT Share Transfer does not result in or cause a REIT Change of Control (as hereinafter defined); and
          ii. a sale, conveyance, transfer, disposition, alienation, hypothecation, pledge or encumbrance, whether voluntary or involuntary (each an “OP Transfer”), of any limited partnership interests (the “OP Interests”) in Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “OP”), so long as (A) at the time of the OP Transfer, the REIT Shares are listed on a Recognized Stock Exchange, and (B) the OP Transfer does not result in or cause a REIT Change of Control.
          For purposes of this Section, a “REIT Change of Control” shall occur when: (i) the REIT reduces its ownership interest in the OP below 51% or no longer has voting control of the OP, (ii) the REIT is no longer the sole owner of the general partner of the OP or (iii) the OP is no longer the owner (either directly or indirectly) of at least 51% of the membership interests in Borrower.
7. RELEASE OF LENDER. Borrower, Guarantor, REIT and each of its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under Borrower, Guarantor or REIT, for its past, present and future employees, agents, representatives, officers, directors, shareholders, members and trustees, does hereby forever remise, release and discharge Lender and its successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom Lender would be liable if such persons or entities were found to be liable to Borrower, from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature relating to, arising out of or in connection with the Original Loan Agreement, as amended by this Second Amendment, or any other Loan Document, including, but not limited to, acts, omissions to act, actions, negotiations, discussions and events resulting in the finalization and execution of this Second Amendment, such claims whether now accrued and whether now known or hereafter discovered from the beginning of time through the date hereof.
8. TERMINATION OF L/C FACILITY AND FUTURE ADVANCES. The L/C Facility under the Original Loan Agreement is hereby terminated and no further letters of credit will be issued for the account of the Borrower. Additionally, the Borrower affirms that there is currently $770,334 outstanding under the L/C Facility. Upon any draw by the beneficiary of such letter(s) of credit, the Borrower shall reimburse the Lender by 3 P.M. on the date of such draw in the amount of such draw. Any amount so drawn on the letters of credit under the remaining L/C Facility shall not be reinstated. Borrower and Lender hereby agree that any unfunded commitments for future advances under the Construction Loan are hereby terminated and that upon payment of the principal amount provided for in Paragraph 1 hereinabove, the maximum principal amount outstanding under the Construction Loan shall never exceed $25,760,000.

9. SWAP AGREEMENT. The Borrower hereby acknowledges and agrees that it will be responsible for any termination payment in conjunction with any early termination or partial termination of the swap agreement in conjunction with the payment under Paragraph 1 herein. Additionally, the Borrower shall be responsible for the fees and expenses of the Lender in conjunction with such termination or partial termination.
10. FEES AND EXPENSES. The Borrower shall pay all costs, fees and expenses (including reasonable attorneys’ fees) incurred by the Lender in conjunction with this Second Amendment.
11. MISCELLANEOUS. Except as expressly modified and amended by the First Amendment and this Second Amendment, the Original Loan Agreement shall remain in full force and effect in accordance with its original terms.
     IN WITNESS WHEREOF, Lender, Borrower, Guarantor and REIT have entered into, executed and delivered this Second Amendment to Construction Loan Agreement the day and year first above written.

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
successor by merger to Wachovia Bank, National Association (SEAL)

By:	/s/ Angela E. Dugick
Name:	Angela E. Dugick
Title:	Director

BORROWER:

CAMPUS CREST GROUP, LLC, a North Carolina limited liability company (SEAL)

By:	Madeira Group, LLC, a North Carolina limited liability company
Its:	Manager

	By:	/s/ Michael S. Hartnett
Name: Michael S. Hartnett
Title: Manager

CAMPUS CREST AT MOSCOW, LLC, a Delaware limited liability company (SEAL)

By:	HSRE-Campus Crest I, LLC, a Delaware limited liability company
Its:	Sole member

	By:	Campus Crest Ventures III, LLC, a Delaware limited liability company, a member

		By:	Campus Crest Properties, LLC, a North Carolina limited liability company
		Its:	Manager

			By:	/s/ Michael S. Hartnett

Name: Michael S. Hartnett Title: Manager

CAMPUS CREST AT SAN ANGELO, LP, a Delaware limited partnership (SEAL)

By:	HSRE-Campus Crest GP I, LLC, a Delaware limited liability company
Its:	Sole general partner

	By:	HSRE-Campus Crest I, LLC, a Delaware limited liability company
	Its:	Sole member

		By:	Campus Crest Ventures III, LLC, a Delaware limited liability company, a member

			By:	Campus Crest Properties, LLC, a North Carolina limited liability company
			Its:	Manager

				By:	/s/ Michael S. Hartnett

Name: Michael S. Hartnett Title: Manager

CAMPUS CREST AT SAN MARCOS, LP, a Delaware limited
partnership (SEAL)

By:	HSRE-Campus Crest GP I, LLC, a Delaware limited
liability company
Its:	Sole general partner

	By:	HSRE-Campus Crest I, LLC, a Delaware limited
liability company
Its: Sole member

		By:	Campus Crest Ventures III, LLC, a Delaware
limited liability company, a member

			By:	Campus Crest Properties, LLC, a North
Carolina limited liability company
			Its:	Manager

				By:	/s/ Michael S. Hartnett
				Name:	Michael S. Hartnett
				Title:	Manager
[Execution Signatures Continued On Next Page]

GUARANTORS:

TXG, LLC, a South Carolina limited liability company (SEAL)

By:	/s/ Ted W. Rollins

	Name:	Ted W. Rollins
	Title:	Manager

MXT CAPITAL, LLC, a Delaware limited liability company (SEAL)

By:	Campus Crest Properties, LLC, a North Carolina limited liability company
Its:	Manager

	By:	/s/ Michael S. Hartnett
Name: Michael S. Hartnett
Title: Manager

MADEIRA GROUP, LLC, a North Carolina limited liability company (SEAL)

By:	/s/ Michael S. Hartnett

Name: Michael S. Hartnett
Title: Manager

/s/ MICHAEL S. HARTNETT			(SEAL)

MICHAEL S. HARTNETT

/s/ TED W. ROLLINS			(SEAL)

TED W. ROLLINS

/s/ CARL H. RICKER, JR.			(SEAL)

CARL H. RICKER, JR.

REIT:

CAMPUS CREST COMMUNITIES, INC., a Maryland corporation (SEAL)

By:	/s/ Donald L. Bobbitt, Jr.

Name:	Donald L. Bobbitt, Jr.
Title:	Chief Financial Officer

SCHEDULE I
SPE Borrowers

1.	Campus Crest at Moscow, LLC
2.	Campus Crest at San Angelo, LP
3.	Campus Crest at San Marcos, LP